As filed with the Securities and Exchange Commission on June 2, 2025

Registration No. 333-189560

Registration No. 333-283235

Registration No. 333-272714

Registration No. 333-194340

Registration No. 333-202283

Registration No. 333-209715

Registration No. 333-216179

Registration No. 333-223132

Registration No. 333-229768

Registration No. 333-236490

Registration No. 333-253398

Registration No. 333-270922

Registration No. 333-257135

Registration No. 333-263310

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-189560

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-283235

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-272714

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-194340

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-202283

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-209715

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-216179

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-223132

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-229768

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-236490

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-253398

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-270922

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-257135

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-263310

UNDER

THE SECURITIES ACT OF 1933

bluebird bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3680878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

455 Grand Union Boulevard

Somerville, MA 02145

(339) 499-9300

(Address of Principal Executive Offices) (Zip Code)

SECOND AMENDED AND RESTATED 2002 EMPLOYEE, DIRECTOR AND CONSULTANT PLAN

2010 STOCK OPTION AND GRANT PLAN

2013 EMPLOYEE STOCK PURCHASE PLAN

2013 STOCK OPTION AND INCENTIVE PLAN

2021 INDUCEMENT PLAN

AMENDED AND RESTATED 2023 INCENTIVE AWARD PLAN

2023 INCENTIVE AWARD PLAN

(Full titles of the plans)

David Meek

President

bluebird bio, Inc.

455 Grand Union Boulevard

Somerville, MA 02145

(339) 499-9300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark A. Stagliano, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Gregg Griner, Esq. Albert Vanderlaan, Esq. Orrick, Herrington & Sutcliffe LLP 222 Berkeley St., Suite 2000 Boston, MA 02116 (617) 880-2212	Matthew S. Arenson, P.C. Kirkland & Ellis LLP 98 SE 7th St, Suite 700 Miami, FL 33131 (305) 432-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by bluebird bio, Inc., a Delaware corporation (the “Company”), remove from registration all shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) previously registered under the following Registration Statements on Form S-8 filed by the Company (the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”) pertaining to the registration of shares of Common Stock.

•

Registration No. 333-189560, which was previously filed with the SEC on June 24, 2013, registering 280,220 shares of Common Stock under the Second Amended and Restated 2002 Employee, Director and Consultant Plan, 3,620,296 shares of Common Stock under the 2010 Stock Option and Grant Plan, 955,000 shares of Common Stock under the 2013 Stock Option and Incentive Plan and 238,000 shares of Common Stock under the 2013 Employee Stock Purchase Plan;

•	Registration No. 333-283235, which was previously filed with the SEC on November 14, 2024, registering 15,000,000 shares of Common Stock under the Amended and Restated 2023 Incentive Award Plan;

•	Registration No. 333-272714, which was previously filed with the SEC on June 16, 2023, registering 5,200,000 shares of Common Stock under the 2023 Incentive Award Plan;

•	Registration No. 333-194340, which was previously filed with the SEC on March 5, 2014, registering 960,320 shares of Common Stock under the 2013 Stock Option and Incentive Plan;

•	Registration No. 333-202283, which was previously filed with the SEC on February 25, 2015, registering 1,293,592 shares of Common Stock under the 2013 Stock Option and Incentive Plan;

•	Registration No. 333-209715, which was previously filed with the SEC on February 25, 2016, registering 1,475,755 shares of Common Stock under the 2013 Stock Option and Incentive Plan;

•	Registration No. 333-216179, which was previously filed with the SEC on February 22, 2017, registering 1,627,676 shares of Common Stock under the 2013 Stock Option and Incentive Plan;

•	Registration No. 333-223132, which was previously filed with the SEC on February 21, 2018, registering 1,976,240 shares of Common Stock under the 2013 Stock Option and Incentive Plan;

•	Registration No. 333-229768, which was previously filed with the SEC on February 21, 2019, registering 2,189,530 shares of Common Stock under the 2013 Stock Option and Incentive Plan;

•	Registration No. 333-236490, which was previously filed with the SEC on February 18, 2020, registering 2,214,719 shares of Common Stock under the 2013 Stock Option and Incentive Plan;

•	Registration No. 333-253398, which was previously filed with the SEC on February 23, 2021, registering 2,657,263 shares of Common Stock under the 2013 Stock Option and Incentive Plan;

•	Registration No. 333-270922, which was previously filed with the SEC on March 29, 2023, registering 3,316,932 shares of Common Stock under the 2013 Stock Option and Incentive Plan;

•

Registration No. 333-257135, which was previously filed with the SEC on June 15, 2021, registering 1,400,000 shares of Common Stock under the 2013 Employee Stock Purchase Plan and 600,000 shares of Common Stock under the 2021 Inducement Plan; and

•

Registration No. 333-263310, which was previously filed with the SEC on March 4, 2022, registering 2,844,617 shares of Common Stock under the 2013 Stock Option and Incentive Plan and 650,000 shares of Common Stock under the 2021 Inducement Plan.

On February 21, 2025, the Company entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) with Beacon Parent Holdings, L.P., a Delaware limited partnership (“Parent”) and Beacon Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). On June 2, 2025, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all plan interests and any and all securities registered for issuance under the Registration Statements that remain unsold as of the date hereof. This filing is made in accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerville, State of Massachusetts on June 2, 2025.

BLUEBIRD BIO, INC.

By:	/s/ David Meek
Name: David Meek
Title: President

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.